Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

FOURTH QUARTER FISCAL 2014 OPERATING RESULTS

Uncasville, Connecticut, November 20, 2014 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today the operating results for its fourth fiscal quarter ended September 30, 2014.

“Our results for the fourth quarter, which reflect what appears to be a stabilizing revenue environment, are certainly encouraging,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “This trend, combined with continued efforts to streamline operating costs and expenses, allowed us to grow property Adjusted EBITDA and margin. In addition, we are now approximately two months from the expiration of the relinquishment agreement, which will substantially improve free cash flow and accelerate debt reduction. Finally, we remain extremely excited about our development pipeline given the recent positive progress with our Cowlitz Project in Washington and pending decision on our proposed Concord Resort in New York.”

Consolidated operating results for the fourth quarter ended September 30, 2014 (unaudited):

•	Net revenues of $338.6 million, a 2.0% decrease from the fourth quarter of fiscal 2013

•	Gaming revenues of $297.3 million, a 2.4% decrease from the fourth quarter of fiscal 2013

•	Gross slot revenues of $209.6 million, a 2.9% decrease from the fourth quarter of fiscal 2013

•	Table game revenues of $85.4 million, a 0.2% increase over the fourth quarter of fiscal 2013

•	Non-gaming revenues of $67.7 million, a 0.4% increase over the fourth quarter of fiscal 2013

•	Adjusted EBITDA, a non-GAAP measure described below, of $77.2 million, flat compared to the fourth quarter of fiscal 2013

•	Income from operations of $57.6 million, a 0.8% increase over the fourth quarter of fiscal 2013

•	Net income attributable to the Authority of $23.1 million, a 375.3% increase over the fourth quarter of fiscal 2013

Adjusted EBITDA and income from operations reflected lower operating costs and expenses principally driven by continued changes in operations designed to improve profitability and focus on managing expenses and enhancing operating efficiencies. Adjusted EBITDA and income from operations also benefited from the growth in table game and non-gaming revenues. These results were offset by lower slot revenues at both Mohegan Sun and Mohegan Sun at Pocono Downs driven by lower slot volumes. We believe slot volumes continued to be affected by a sluggish regional economic environment. In addition, Adjusted EBITDA and income from operations reflected higher Corporate expenses resulting from our unsuccessful pursuit of a Massachusetts casino license. Substantially all expenditures related to this pursuit were terminated in mid-September. The increase in net income attributable to the Authority resulted from lower interest expense and a non-recurring loss on early extinguishment of debt related to our July and August 2013 consent solicitation and refinancing transactions.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2014	September 30, 2013	Variance	Percentage Variance
Adjusted EBITDA	$73,588	$70,702	$2,886	4.1%
Income from operations	$57,428	$54,026	$3,402	6.3%
Operating costs and expenses	$205,113	$215,481	$(10,368)	(4.8%)
Net revenues	$262,541	$269,507	$(6,966)	(2.6%)
Gaming revenues	$227,894	$233,900	$(6,006)	(2.6%)
Non-gaming revenues	$55,841	$57,619	$(1,778)	(3.1%)

The increases in Adjusted EBITDA and income from operations were primarily attributable to the reduction in operating costs and expenses. The reduction in operating costs and expenses primarily reflected continued changes in operations designed to improve profitability and focus on managing expenses and enhancing operating efficiencies resulting in reduced casino advertising, marketing and promotional expenses and payroll costs. These results were partially offset by lower slot revenues driven by a decrease in slot volumes. We believe slot volumes continued to be affected by a sluggish regional economic environment. Adjusted EBITDA and income from operations increased despite lower entertainment revenues due to a reduction in the number of shows held at the Mohegan Sun Arena during the quarter. Adjusted EBITDA margin increased to 28.0% for the quarter ended September 30, 2014 from 26.2% in the fourth quarter of fiscal 2013.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2014	September 30, 2013	Variance	Percentage Variance
Slots:
Handle	$1,890,079	$1,995,560	$(105,481)	(5.3%)
Gross revenues	$155,324	$160,901	$(5,577)	(3.5%)
Net revenues	$149,932	$155,581	$(5,649)	(3.6%)
Free promotional slot plays (1)	$16,069	$19,842	$(3,773)	(19.0%)
Weighted average number of machines (in units)	5,429	5,533	(104)	(1.9%)
Hold percentage (gross)	8.2%	8.1%	0.1%	1.2%
Win per unit per day (gross) (in dollars)	$311	$316	$(5)	(1.6%)

Table games:
Drop	$465,536	$490,604	$(25,068)	(5.1%)
Revenues	$74,159	$74,526	$(367)	(0.5%)
Weighted average number of games (in units)	288	283	5	1.8%
Hold percentage (2)	15.9%	15.2%	0.7%	4.6%
Win per unit per day (in dollars)	$2,798	$2,866	$(68)	(2.4%)

Poker:
Revenues	$2,471	$2,408	$63	2.6%
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$640	$623	$17	2.7%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2014	September 30, 2013	Variance	Percentage Variance
Food and beverage:
Revenues	$15,711	$15,738	$(27)	(0.2%)
Meals served	741	751	(10)	(1.3%)
Average price per meal served (in dollars)	$16.04	$15.84	$0.20	1.3%

Hotel:
Revenues	$11,051	$10,510	$541	5.1%
Rooms occupied	107	105	2	1.9%
Occupancy rate	98.5%	97.5%	1.0%	1.0%
Average daily room rate (in dollars)	$98	$96	$2	2.1%
Revenue per available room (in dollars)	$96	$94	$2	2.1%

Retail, entertainment and other:
Revenues	$29,079	$31,371	$(2,292)	(7.3%)
Arena events (in events)	31	37	(6)	(16.2%)
Arena tickets	200	224	(24)	(10.7%)
Average price per Arena ticket (in dollars)	$49.53	$48.28	$1.25	2.6%

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2014	September 30, 2013	Variance	Percentage Variance
Adjusted EBITDA	$13,554	$14,626	$(1,072)	(7.3%)
Income from operations	$10,401	$11,322	$(921)	(8.1%)
Operating costs and expenses	$65,314	$64,171	$1,143	1.8%
Net revenues	$75,715	$75,493	$222	0.3%
Gaming revenues	$69,433	$70,700	$(1,267)	(1.8%)
Non-gaming revenues	$11,458	$9,414	$2,044	21.7%

The declines in Adjusted EBITDA and income from operations resulted from the increase in operating costs and expenses. The increase in operating costs and expenses was primarily driven by additional costs and operating expenses necessary to support our new hotel and convention center. We believe Adjusted EBITDA and income from operations also were affected by a continued sluggish regional economic environment. These results were partially offset by higher non-gaming and table game revenues which benefited from the opening of the new hotel and convention center. Adjusted EBITDA margin decreased to 17.9% for the quarter ended September 30, 2014 from 19.4% in the fourth quarter of fiscal 2013.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2014	September 30, 2013	Variance	Percentage Variance
Slots:
Handle	$656,389	$715,113	$(58,724)	(8.2%)
Gross revenues	$54,276	$55,026	$(750)	(1.4%)
Net revenues	$54,313	$55,083	$(770)	(1.4%)
Free promotional slot plays (1)	$12,184	$18,493	$(6,309)	(34.1%)
Weighted average number of machines (in units)	2,330	2,332	(2)	(0.1%)
Hold percentage (gross)	8.3%	7.7%	0.6%	7.8%
Win per unit per day (gross) (in dollars)	$253	$257	$(4)	(1.6%)

Table games:
Drop	$58,768	$52,597	$6,171	11.7%
Revenues	$11,229	$10,692	$537	5.0%
Weighted average number of games (in units)	69	66	3	4.5%
Hold percentage (2)	19.1%	20.3%	(1.2%)	(5.9%)
Win per unit per day (in dollars)	$1,769	$1,761	$8	0.5%

Poker:
Revenues	$768	$855	$(87)	(10.2%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$464	$517	$(53)	(10.3%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2014	September 30, 2013	Variance	Percentage Variance
Food and beverage:
Revenues	$7,339	$7,109	$230	3.2%
Meals served	195	197	(2)	(1.0%)
Average price per meal served (in dollars)	$17.26	$16.17	$1.09	6.7%

Hotel (1):
Revenues	$1,496	$—	$1,496	100.0%
Rooms occupied	21	—	21	100.0%
Occupancy rate	94.8%	—	94.8%	100.0%
Average daily room rate (in dollars)	$68	$—	$68	100.0%
Revenue per available room (in dollars)	$64	$—	$64	100.0%

Retail, entertainment and other:
Revenues	$2,623	$2,305	$318	13.8%

(1)	Hotel operations commenced on November 15, 2013.

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2014	September 30, 2013	Variance	Percentage Variance
Adjusted EBITDA	$(9,975)	$(8,148)	$(1,827)	(22.4%)
Loss from operations	$(10,197)	$(8,194)	$2,003	24.4%
Operating costs and expenses	$11,808	$8,527	$3,281	38.5%
Net revenues (1)	$1,611	$333	$1,278	383.8%

(1)	Increase represents inter-segment revenues.

The increase in loss from operations resulted from higher operating costs and expenses primarily reflecting increased professional and development related expenditures associated with our unsuccessful pursuit of a Massachusetts casino license. Substantially all expenditures related to this pursuit were terminated in mid-September.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Adjusted EBITDA For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Net Revenues For the Three Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Mohegan Sun	$73,588	$70,702	$57,428	$54,026	$262,541	$269,507
Mohegan Sun at Pocono Downs	13,554	14,626	10,401	11,322	75,715	75,493
Corporate	(9,975)	(8,148)	(10,197)	(8,194)	1,611	333
Inter-segment revenues	—	—	—	—	(1,273)	—

Total	$77,167	$77,180	$57,632	$57,154	$338,594	$345,333

	Adjusted EBITDA For the Fiscal Year Ended		Income (Loss) from Operations For the Fiscal Year Ended		Net Revenues For the Fiscal Year Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Mohegan Sun	$251,077	$280,849	$184,887	$212,680	$996,818	$1,042,078
Mohegan Sun at Pocono Downs	50,596	56,502	36,956	43,763	296,578	296,648
Corporate	(35,505)	(24,036)	(36,873)	(26,937)	5,391	1,302
Inter-segment revenues	—	—	—	—	(4,351)	—

Total	$266,168	$313,315	$184,970	$229,506	$1,294,436	$1,340,028

Other Information

Liquidity

As of September 30, 2014, the Authority held cash and cash equivalents of $49.1 million compared to $63.6 million as of September 30, 2013. As of September 30, 2014, $37.0 million was drawn on the Authority’s $100 million revolving credit facility and $3.0 million was drawn on the Authority’s $16.5 million line of credit. As of September 30, 2014, letters of credit issued under the Authority’s revolving credit facility totaled $2.9 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the Authority’s revolving credit facility, and after taking into account restrictive financial covenant requirements, the Authority had approximately $57.1 million of borrowing capacity under its revolving credit facility and line of credit as of September 30, 2014.

Interest Expense

Interest expense decreased by $5.7 million, or 13.6%, to $36.2 million for the quarter ended September 30, 2014 compared to $41.9 million in the fourth quarter of fiscal 2013. The reduction in interest expense was attributable to lower weighted average interest rate driven by the Authority’s August and November 2013 refinancing transactions. Weighted average interest rate was 8.3% for the quarter ended September 30, 2014 compared to 10.1% in the fourth quarter of fiscal 2013. Weighted average outstanding debt was $1.75 billion for the quarter ended September 30, 2014 compared to $1.70 billion in the fourth quarter of fiscal 2013.

Capital Expenditures

The following table presents data related to capital expenditures (in millions, including capitalized interest):

	Capital Expenditures
	Fiscal Year Ended September 30, 2014	Forecasted Fiscal Year 2015
Mohegan Sun:
Maintenance	$16.2	$30.0
Development	3.3	—

Subtotal	19.5	30.0
Mohegan Sun at Pocono Downs:
Maintenance	3.9	5.0

Subtotal	3.9	5.0
Corporate:
Expansion - Project Sunlight	9.2	—

Subtotal	9.2	—

Total	$32.6	$35.0

Distributions to the Tribe

Distributions to the Tribe totaled $17.5 million for the quarter ended September 30, 2014 compared to $15.0 million in the fourth quarter of fiscal 2013. Distributions to the Tribe are anticipated to total $50 million for fiscal 2015.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its fourth quarter fiscal 2014 operating results on Thursday, November 20, 2014 at 11:00 a.m. (Eastern Standard Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 32198158

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, November 20, 2014. This replay will run through December 4, 2014.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 32198158

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 544-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2013, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2013	For the Fiscal Year Ended September 30, 2014	For the Fiscal Year Ended September 30, 2013
Revenues:
Gaming	$297,327	$304,600	$1,135,281	$1,190,202
Food and beverage	23,050	22,847	91,655	86,251
Hotel	12,547	10,510	47,310	40,873
Retail, entertainment and other	32,069	34,038	119,134	118,559

Gross revenues	364,993	371,995	1,393,380	1,435,885
Less - Promotional allowances	(26,399)	(26,662)	(98,944)	(95,857)

Net revenues	338,594	345,333	1,294,436	1,340,028

Operating costs and expenses:
Gaming	175,165	183,520	688,739	708,929
Food and beverage	10,275	10,540	41,482	41,575
Hotel	4,063	3,665	15,807	14,339
Retail, entertainment and other	13,499	12,545	50,945	43,859
Advertising, general and administrative	46,899	49,402	190,639	192,673
Corporate	11,485	8,498	41,036	28,122
Depreciation and amortization	20,059	19,852	80,126	80,317
(Gain) loss on disposition of assets	3	(36)	(9)	241
Severance	—	—	—	29
Pre-opening	—	442	1,187	687
Impairment of Project Horizon	1,419	—	1,419	—
Relinquishment liability reassessment	(1,905)	(249)	(1,905)	(249)

Total operating costs and expenses	280,962	288,179	1,109,466	1,110,522

Income from operations	57,632	57,154	184,970	229,506

Other income (expense):
Accretion of discount to the relinquishment liability	(551)	(1,244)	(2,205)	(4,974)
Interest income	2,119	1,850	7,066	6,271
Interest expense, net of capitalized interest	(36,241)	(41,937)	(147,933)	(170,150)
Gain (loss) on early extinguishment of debt	236	(11,113)	(62,041)	(11,516)
Other income (expense), net	(34)	137	(853)	(1,595)

Total other expense	(34,471)	(52,307)	(205,966)	(181,964)

Net income (loss)	23,161	4,847	(20,996)	47,542
(Gain) loss attributable to non-controlling interests	(41)	17	380	2,784

Net income (loss) attributable to Mohegan Tribal Gaming Authority	$23,120	$4,864	$(20,616)	$50,326

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Operating Results:
Gross revenues	$364,993	$371,995	$1,393,380	$1,435,885
Net revenues	$338,594	$345,333	$1,294,436	$1,340,028
Income from operations	$57,632	$57,154	$184,970	$229,506

Other Data:
Adjusted EBITDA	$77,167	$77,180	$266,168	$313,315
Capital expenditures	$5,644	$22,832	$32,628	$66,053
Cash interest paid	$56,284	$40,376	$153,481	$180,657
Distributions to the Tribe	$17,500	$15,000	$50,000	$50,000

			September 30, 2014	September 30, 2013
Balance Sheet Data:
Cash and cash equivalents			$49,108	$63,624
Relinquishment liability			$25,194	$74,365
Capital leases			$3,138	$5,440
Long-term debt, including current portion			$1,730,936	$1,682,312

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Operating results:
Gross revenues (in thousands)	$283,735	$291,519	$1,075,135	$1,120,587
Net revenues (in thousands)	$262,541	$269,507	$996,818	$1,042,078
Income from operations (in thousands)	$57,428	$54,026	$184,887	$212,680
Operating margin	21.9%	20.0%	18.5%	20.4%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$73,588	$70,702	$251,077	$280,849
Adjusted EBITDA margin	28.0%	26.2%	25.2%	27.0%

Capital expenditures (in thousands)	$4,314	$10,831	$19,518	$27,652

Weighted average number of units:
Slot machines	5,429	5,533	5,470	5,553
Table games	288	283	288	285
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$311	$316	$292	$305
Table games	$2,798	$2,866	$2,692	$2,886
Poker tables	$640	$623	$643	$644

Hold percentage:
Slot machines (gross)	8.2%	8.1%	8.1%	8.2%
Table games	15.9%	15.2%	15.4%	16.1%

Food and beverage statistics:
Meals served (in thousands)	741	751	2,951	2,798
Average price per meal served	$16.04	$15.84	$16.03	$16.15

Hotel statistics:
Rooms occupied (in thousands)	107	105	418	415
Occupancy rate	98.5%	97.5%	97.4%	96.8%
Average daily room rate	$98	$96	$97	$94
Revenue per available room	$96	$94	$95	$91

Entertainment statistics:
Arena events (in events)	31	37	109	108
Arena tickets (in thousands)	200	224	684	675
Average price per Arena ticket	$49.53	$48.28	$54.88	$53.58

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Operating results:
Gross revenues (in thousands)	$80,891	$80,114	$317,106	$313,908
Net revenues (in thousands)	$75,715	$75,493	$296,578	$296,648
Income from operations (in thousands)	$10,401	$11,322	$36,956	$43,763
Operating margin	13.7%	15.0%	12.5%	14.8%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$13,554	$14,626	$50,596	$56,502
Adjusted EBITDA margin	17.9%	19.4%	17.1%	19.1%

Capital expenditures (in thousands)	$1,138	$1,413	$3,946	$4,673

Weighted average number of units:
Slot machines	2,330	2,332	2,331	2,332
Table games	69	66	68	66
Poker tables	18	18	18	18

Win per unit per day:
Slot machines (gross)	$253	$257	$256	$259
Table games	$1,769	$1,761	$1,684	$1,642
Poker tables	$464	$517	$518	$602

Hold percentage:
Slot machines (gross)	8.3%	7.7%	8.3%	7.6%
Table games	19.1%	20.3%	19.4%	20.1%

Food and beverage statistics:
Meals served (in thousands)	195	197	768	731
Average price per meal served	$17.26	$16.17	$17.21	$16.41

Hotel statistics (1):
Rooms occupied (in thousands)	21	—	68	—
Occupancy rate	94.8%	—	91.7%	—
Average daily room rate	$68	$—	$61	$—
Revenue per available room	$64	$—	$56	$—

(1)	Hotel operations commenced on November 15, 2013.

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Capital expenditures (in thousands)	$192	$10,588	$9,164	$33,728
Capitalized interest (in thousands)	$—	$909	$735	$1,976

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income (Loss):

Reconciliations of Adjusted EBITDA to net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Adjusted EBITDA	$77,167	$77,180	$266,168	$313,315
Depreciation and amortization	(20,059)	(19,852)	(80,126)	(80,317)
Gain (loss) on disposition of assets	(3)	36	9	(241)
Severance	—	—	—	(29)
Pre-opening	—	(442)	(1,187)	(687)
Impairment of Project Horizon	(1,419)	—	(1,419)	—
Relinquishment liability reassessment	1,905	249	1,905	249
Gain (loss) attributable to non-controlling interests	41	(17)	(380)	(2,784)

Income from operations	57,632	57,154	184,970	229,506

Accretion of discount to the relinquishment liability	(551)	(1,244)	(2,205)	(4,974)
Interest income	2,119	1,850	7,066	6,271
Interest expense, net of capitalized interest	(36,241)	(41,937)	(147,933)	(170,150)
Gain (loss) on early extinguishment of debt	236	(11,113)	(62,041)	(11,516)
Other income (expense), net	(34)	137	(853)	(1,595)

Net income (loss)	$23,161	$4,847	$(20,996)	$47,542

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended September 30, 2014
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$57,428	$16,643	$3	$—	$—	$1,419	$(1,905)	$—	$73,588
Mohegan Sun at Pocono Downs	10,401	3,153	—	—	—	—	—	—	13,554
Corporate	(10,197)	263	—	—	—	—	—	(41)	(9,975)

Total	$57,632	$20,059	$3	$—	$—	$1,419	$(1,905)	$(41)	$77,167

	For the Three Months Ended September 30, 2013
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$54,026	$16,962	$(37)	$—	$—	$—	$(249)	$—	$70,702
Mohegan Sun at Pocono Downs	11,322	2,861	1	—	442	—	—	—	14,626
Corporate	(8,194)	29	—	—	—	—	—	17	(8,148)

Total	$57,154	$19,852	$(36)	$—	$442	$—	$(249)	$17	$77,180

	For the Fiscal Year Ended September 30, 2014
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$184,887	$66,686	$(10)	$—	$—	$1,419	$(1,905)	$—	$251,077
Mohegan Sun at Pocono Downs	36,956	12,452	1	—	1,187	—	—	—	50,596
Corporate	(36,873)	988	—	—	—	—	—	380	(35,505)

Total	$184,970	$80,126	$(9)	$—	$1,187	$1,419	$(1,905)	$380	$266,168

	For the Fiscal Year Ended September 30, 2013
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$212,680	$68,342	$222	$(146)	$—	$—	$(249)	$—	$280,849
Mohegan Sun at Pocono Downs	43,763	11,858	19	175	687	—	—	—	56,502
Corporate	(26,937)	117	—	—	—	—	—	2,784	(24,036)

Total	$229,506	$80,317	$241	$29	$687	$—	$(249)	$2,784	$313,315

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, gain or loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, impairment of Project Horizon, reassessment and accretion of discount to a relinquishment liability, gain or loss on early extinguishment of debt, other non-operating income and expense and gain or loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest, depreciation and amortization and reassessment and accretion of discount to the relinquishment liability. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, reassessment and accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000